Exhibit 10.2

Execution Version

AMENDMENT NO. 4

TO

FIRST AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 4 to FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 11, 2015 and is made by and between SILICON VALLEY BANK, a California banking corporation (“Bank”) and IKANOS COMMUNICATIONS, INC., a Delaware corporation (“Borrower”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement (as defined below).

RECITALS

A.	Bank and Borrower have entered into that certain First Amended and Restated Loan and Security Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.	Borrower requested that Bank amend certain terms of the forbearance under that certain Forbearance and Amendment No. 3 to First Amended and Restated Loan and Security Agreement dated September 10, 2015 by and among the Bank and the Borrower (the “Forbearance Agreement”), and amend certain terms of the Loan Agreement, all upon the terms and conditions more fully set forth herein.

C.	Subject to the representations and warranties and covenants of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Forbearance Agreement and the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENT TO FORBEARANCE AGREEMENT

1.1 The second sentence of Section 1 (Forbearance) contained in the Forbearance Agreement is amended and restated as follows:

“Subject to all the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrowers related to the Financial Covenant Defaults (as defined below) from the Forbearance Effective Date until the date (the “Forbearance Termination Date”) which is the earliest to occur of (a) October 18, 2015 (provided that if the Taiwan Regulatory Filing occurs on or before September 25, 2015, this date shall be extended to October 31, 2015), (b) the failure after the date hereof of Borrower to comply with any of the terms or undertakings of this Amendment, (c) the occurrence after the date hereof of any Event of Default (other than the Financial Covenant Defaults), (d) the occurrence of any further material adverse change to the business, assets, financial condition, or prospects of Borrower, and (e) the date that Borrower joins in, assists, cooperates, or participates as an adverse party or adverse witness in any suit or other proceeding against Bank relating to the Obligations in connection with or related to any of the transactions contemplated by any of the Loan Documents.”

Execution Version

2. AMENDMENTS TO LOAN AGREEMENT

2.1 Section 2.4 (Fees). Section 2.4 of the Loan Agreement is amended by deleting the word “and” at the end of item (d), replacing the period at the end of item (e) with “;”, and adding new items (f) and (g) as follows:

“(f) Forbearance and Modification Fee. Due and payable on or before the earlier to occur of (i) October 31, 2015 or (ii) the closing date of the Merger, a forbearance and modification fee of $175,000 (provided that such amount shall be reduced by any amount already paid by Borrower to Bank in respect of the contingent fee in Section 2.4(e) of this Agreement), which fee shall be deemed fully-earned and non-refundable as of the Third Amendment Effective Date; and”

“(g) Non-Merger Fee. Due and payable in the event that the Merger has not closed and all Obligations of Borrower to Bank under this Agreement have not been paid off in full on or before October 31, 2015, a fee of $500,000, which fee shall be deemed fully-earned and non-refundable as of October 31, 2015.

2.2 Section 8 (Events of Default). Section 8.12 is amended and restated in its entirety as follows:

“8.12 Non-Consummation of Merger. If (A) either of (i) that certain Agreement and Plan of Merger dated as of August 5, 2015 by and among Qualcomm Atheros, Inc., King Acquisition Co. and Borrower or (ii) those certain Tender and Support Agreements dated as of August 5, 2015 by and among Qualcomm Atheros, Inc., King Acquisition Co. and any of the following stockholders of Borrower: Alcatel-Lucent Participations, Tallwood III, L.P., Tallwood III Partners, L.P., Tallwood III Associates, L.P., Tallwood III Annex, L.P., or Tallwood Partners, L.L.C., terminate prior to consummation of the Merger, or (B) no such Merger has been consummated on or before October 18, 2015 (such date to be extended to October 31, 2015 in the event that the Taiwan Regulatory Filing occurs on or before September 25, 2015), regardless of whether the aforementioned Agreement and Plan of Merger or Tender and Support Agreement have terminated.”

2.3 Section 13 (Definitions). The following definition is amended and restated in its entirety as follows:

‘”Non-Formula Amount” means (i) $1,500,000 or (ii) in the event that the Taiwan Regulatory Filing occurs on or before September 25, 2015, an additional $2,500,000 (resulting in a total Non-Formula Amount of $4,000,000); provided that any Non-Formula Amount shall only be available to the Borrower on or before the Non-Formula Amount Maturity Date.’

2.4 Section 13 (Definitions). A new definition is added to Section 13 in proper alphabetical order as follows:

‘”Non-Formula Amount Maturity Date” shall mean November 30, 2015.’

‘”Taiwan Regulatory Filing” means proof of submission of the first filing to the Taiwan Fair Trade Commission required pursuant to the terms of the Taiwan Fair Trade Act in connection with the Merger.

Execution Version

‘”Third Amendment Effective Date” means the effective date of that certain Forbearance and Amendment No. 3 to First Amended and Restated Loan and Security Agreement between the Borrower and Bank.

3. LIMITATION.

3.1 The amendments set forth in Sections 1 and 2 hereof are effective only for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default, other than the Financial Covenant Defaults, has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations hereunder have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or

Execution Version

exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

4.8 As of the date hereof, Borrower has no defenses against the obligation to pay any of the amounts constituting all or a part of Borrower’s Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

5. COUNTERPARTS. This Amendment may be executed originally, by facsimile, pdf or other means of electronic transmission, and may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. EFFECTIVENESS. This Amendment shall be deemed effective as of the date upon which (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment by Borrower of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred and invoiced through the date of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

IKANOS COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Andrew S. Hughes
Name: Andrew S. Hughes
Title: Vice President, General Counsel & Corporate Secretary

[Signature Page to Amendment No. 4

to First A&R LSA]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SILICON VALLEY BANK, a California banking corporation

By:	/s/ Drew Beito
Name: Drew Beito
Title: Vice President

[Signature Page to Amendment No. 4

to First A&R LSA]